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                                                                    EXHIBIT 15.1

November 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 23, 2002 on our review of the interim consolidated financial information of Nabors Industries Ltd. and its subsidiaries (the "Company") as of and for the period ended September 30, 2002, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Numbers 333-76099-99, 333-96699, 333-92483-99,
333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99,
333-45446-99 and 333-11313-99), on Form S-3 (Registration Numbers 333-81137,
333-44532, 333-59844, 333-91296-01, 333-85228-99 and 333-99627) and on Form S-4
(Registration Numbers 333-76198, 333-84781, 333-72397, 333-100492-01 and
333-100493-01).

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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